Exhibit 99.1

Press Release

BAYCOM CORP ANNOUNCES APPOINTMENT OF NEW DIRECTOR

WALNUT CREEK, California, April 23, 2026 – BayCom Corp (NASDAQ: BCML) (the “Company”), the holding company for United Business Bank (the “Bank”), today announced that Mr. Michael J. Perdue was appointed as a director of the Company, effective April 22, 2026.

Mr. Perdue, a widely recognized community banking leader in California, brings more than four decades of leadership experience across commercial banking, operational expertise and public company governance. Mr. Perdue most recently served as President of Pacific Western Bank’s San Diego and Desert Regions, a role he held following PacWest Bancorp’s acquisition of First Community Bancorp. Prior to that, he served as President of First Community Bancorp and Pacific Western Bank, and earlier as President, Chief Executive Officer, and Director of Community Bancorp Inc. (NASDAQ: CMBC), which he led through a period of significant growth and strategic acquisitions before its sale. Over his career, Mr. Perdue has built, acquired, integrated, and led community banks across Southern California, earning a reputation as a disciplined operator, a thoughtful steward of shareholder capital, and a banker who genuinely puts people first.

“Mike Perdue is exactly the caliber of director that reflects what we’re building at BayCom,” said Lloyd Kendall, Chairman of the Board. “His track record as a CEO, operator, and public company leader speaks for itself, and his judgment will be invaluable to this Board as we continue to execute our strategy.”

“Mike has been a colleague, a mentor, and one of the most principled people I’ve had the privilege to work with,” said Bill Black, Executive Vice Chairman. “He builds strong, enduring franchises with consistency and integrity. We’re fortunate to have him join the Board, and our shareholders, employees and clients will benefit.”

“Mike brings a rare combination of operating discipline and local market knowledge that’s directly relevant to where we are headed,” said Christopher Baron, Chief Executive Officer. “As we continue to grow in Southern California, his perspective, particularly from building and integrating banks in this region, will be immediately impactful in the boardroom.”

Mr. Perdue’s appointment continues BayCom’s commitment to assembling a leadership team and Board of exceptional caliber. “The quality of the people choosing to join BayCom — at every level — is the clearest signal of where this company is headed,” added Mr. Black. “The best is yet to come.”

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full range of loans, including SBA, CalCAP, FSA and USDA guaranteed loans, and deposit products and services to businesses and their affiliates in California, Washington, New Mexico and Colorado. The Bank is an Equal Housing Lender and a member of FDIC. The Company’s common stock is traded on the NASDAQ under the symbol “BCML”. For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's strategic plans, management transition, and expected benefits thereof. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, without limitation, the Company's ability to successfully execute its management transition, retain key employees and clients, and achieve its strategic objectives. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law.

CONTACT:

BayCom Corp

Kevin L. Thompson, 925-476-1800

Klthompson@ubb-us.com

Source: BayCom Corp